Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 30, 2022 relating to the financial statements of Daqo New Energy Corp (the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

August 5, 2022